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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF IDEX CORPORATION

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                                                          JURISDICTION OF
                 SUBSIDIARY                                INCORPORATION
----------------------------------------------      ----------------------------
Band-It Clamps (Asia) Pte., Ltd.                    Singapore
Band-It Company Limited                             United Kingdom
Band-It IDEX, Inc.                                  Delaware, USA
Banjo Corporation                                   Indiana, USA
Blagdon Pump Holdings Ltd.                          United Kingdom
Class 1, Inc.                                       Delaware, USA
Corken, Inc.                                        Delaware, USA
Dominator Pump AB                                   Sweden
E.P.I. Realty, LLC                                  Connecticut, USA
Eastern Plastics, Incorporated                      Connecticut, USA
FAST & Fluid Management Australia Pty. Ltd.         Australia
FAST & Fluid Management East Europe Sp. z.o.o.      Poland
FAST & Fluid Management France SARL                 France
FAST & Fluid Management Iberica S.A.                Spain
FAST & Fluid Management S.r.l,                      Italy
FAST & Fluid Management U.K. Limited                United Kingdom
Faure Herman Meter, Inc.                            USA
Faure Herman SAS                                    France
Fluid Management Canada, Inc.                       Canada
Fluid Management Espana SLU                         Spain
Fluid Management Europe B.V.                        Netherlands
Fluid Management GmbH                               Germany
Fluid Management Operations LLC                     Delaware, USA
Fluid Management Servicos e Vendas Ltda.            Brazil
Fluid Management, Inc.                              Delaware, USA
FM Delaware, Inc.                                   Delaware, USA
FM Investment, Inc.                                 Delaware, USA
Gast Asia, Inc.                                     Michigan, USA
Gast Manufacturing Company Ltd.                     United Kingdom
Gast Manufacturing, Inc.                            Michigan, USA
Godiva Limited                                      United Kingdom
Godiva Products Limited                             United Kingdom
Hale Products Europe GmbH                           Germany
Hale Products Europe Limited                        United Kingdom
Hale Products, Inc.                                 Pennsylvania, USA
IDEX Asia Pacific Pte., Ltd.                        Singapore
IDEX Dinglee Technology (Tianjin) Co., Ltd.         China
IDEX Europe GmbH                                    Germany
IDEX Holdings, Inc.                                 Delaware, USA
IDEX India Private Ltd.                             India
IDEX Leasing GmbH                                   Germany
IDEX Middle East FZE                                United Arab Emerates
IDEX Precision Products (Suzhou) Co., Ltd.          China
IDEX Receivables Corporation                        Delaware, USA
IDEX Service Corporation                            Delaware, USA
IDEX Technology (Suzhou) Co., Ltd.                  China
IDEX Trading (Shanghai) Co., Ltd.                   China
Ismatec Laboratoriumstechnik GmbH                   Germany
Ismatec S.A.                                        Switzerland
Johnson Pump (UK) Ltd.                              United Kingdom
JUN-AIR (U.K.) Ltd.                                 United Kingdom
JUN-AIR AB                                          Sweden
JUN-AIR Benelux B.V.                                Netherlands
JUN-AIR France S.A.S.                               France
JUN-AIR Inc. USA                                    Wisconsin, USA
JUN-AIR International  A/S                          Denmark
JUN-AIR Norge A/S                                   Norway
Knight (Canada) Limited                             Canada
Knight Equipment Australia Pty., Ltd.               Australia
Knight Europe B.V.                                  Netherlands
Knight LLC                                          Delaware, USA
Knight U.K. Limited                                 United Kingdom
Knight, Inc.                                        Delaware, USA
Liquid Controls (India) Pvt., Ltd.                  India
Liquid Controls Europe SpA                          Italy
Liquid Controls LLC                                 Delaware, USA
Liquid Controls Sponsler, Inc.                      Delaware, USA
LUKAS Hydraulik GmbH                                Germany
M. BOS Srl                                          Italy
Micropump Limited                                   United Kingdom
Micropump, Inc.                                     Delaware, USA
Pulsafeeder Europe B.V.                             Netherlands
Pulsafeeder, Inc.                                   Delaware, USA
Quadro (US) Inc.                                    New Jersey, USA
Quadro Engineering Corp                             Canada
Rheodyne Europe GmbH                                Germany
Rheodyne LLC                                        Delaware, USA
S.A.M.P.I. SpA                                      Italy
Sapphire Engineering, Inc.                          Massachusetts, USA
SAS Paros                                           France
Scivex, Inc.                                        Delaware, USA
Signfix Holdings Limited                            United Kingdom
Signfix Limited                                     United Kingdom
Systec LLC                                          Delaware, USA
Tespa GmbH                                          Germany
Tianjin Dinglee Machine and Motor Co., Ltd.         China
Toptech Europe N.V.                                 Belgium
Toptech Systems, Inc.                               Florida, USA
Trebor International, Inc.                          Utah, USA
Upchurch Scientific, Inc.                           Washington, USA
Versa-Matic Pump, Inc.                              Ohio, USA
Vetter GmbH                                         Germany
Viking Pump (Europe) Ltd.                           Ireland
Viking Pump Latin America S.A. de C.V.              Mexico
Viking Pump of Canada Inc.                          Canada
Viking Pump, Inc.                                   Delaware, USA
Warren Rupp Europe Ltd.                             United Kingdom
Warren Rupp, Inc.                                   Delaware, USA
Wright Flow Techhnologies, Inc.                     Delaware, USA
Wright Flow Technologies Limited                    United Kingdom
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